EXHIBIT 23



              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


 We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-67570, 333-67568, 333-67566, 333-57228, 333-57226, 333-
 68943, 333-68941, 33-62747 and 33-26640) of  our report dated May 18,  2001, except for Note 11, as to which the date is June 13, 2001, with respect to the combined financial statements of CCN Managed Care, Inc. and Affiliates for the year ended December 31, 2000.


 Ernst & Young LLP

 San Diego, California
 October 24, 2001